EXHIBIT 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
For Further Information Contact:
Charles D. Knight
Executive Vice President
Chief Financial Officer
InvestorRelations@catocorp.com
CATO REPORTS
2Q EARNINGS
CHARLOTTE, N.C. (August 20, 2026) – The Cato Corporation (NYSE: CATO) today reported net income of $1.1 million or $0.06 per diluted share for the second quarter ended August 1, 2026, compared to net income of $6.8 million or
$0.35 per diluted share for the second quarter ended August 2, 2025.
Sales for the second quarter ended August 1, 2026 were $163.9 million, or a decrease of 6% from sales of $174.7 million
for the second quarter ended August 2, 2025 primarily due to a 3.7% same-store sales decrease for the quarter compared
to 2025.
For the six months ended August 1, 2026, the Company reported net income of $10.5 million or $0.53 per diluted share,
compared to net income of $10.1 million or $0.51 for the six months ended August
2, 2025.
Sales for the six months
ended August 1, 2026 were $333.3 million, a decrease of 2.9% from sales of $343.1 million for the six months ended
August 2, 2025 primarily due to flat same-store sales compared to 2025 and the impact of closed stores.
“Our results in the quarter are in large part due to the continued pressure on our customers’
discretionary income, which is
being negatively impacted in part by persistent inflation, higher fuel prices and continued elevated interest rates,” stated
John Cato, Chairman, President, and Chief Executive Officer.
“We expect the negative pressure on our customers’
discretionary income to continue for the foreseeable future.
We will continue to tightly manage our expenses and
inventory as we anticipate the back half of 2026 to be challenging.”
Gross margin decreased from 36.2% to 32.8% of sales in the quarter due to lower merchandise margins and deleveraging
of occupancy costs.
SG&A expenses as a percent of sales increased from 32.8% to 33.0%
of sales during the quarter.
For
the quarter, SG&A expense decreased $3.3 million primarily due to lower payroll costs and credit card fees.
Income tax
expense for the quarter was $0.1 million versus an income
tax benefit of $0.3 million in the prior year.
Year
-to-date gross margin decreased from 35.6% of sales to 35.0% primarily due to lower merchandise margins and
deleveraging of occupancy costs.
Year-to-date SG&A expenses were 32.4% as a percent of sales versus 32.8% in the prior year.
Year-to-date SG&A expenses decreased $4.7 million primarily due to lower payroll, equipment and insurance costs, partially offset by professional fees and litigation costs.
Income tax expense for the first half increased to $0.7
million from $0.6 million last year.
During the second quarter ended August 1, 2026, the Company
closed eight stores.
As of August 1, 2026, the Company
had 1,057 stores in 31 states, compared to 1,101 stores in 31 states as of August
2, 2025.

The Cato Corporation is a leading specialty retailer of value-priced fashion apparel and accessories operating three
concepts, “Cato,” “Versona” and “It’s
Fashion.”
The Company’s Cato stores offer exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices every day.
The Company also offers exclusive merchandise
found in its Cato stores at www.catofashions.com.
Versona
is a unique fashion destination offering apparel and
accessories including jewelry, handbags and shoes at exceptional prices every day.
Select Versona
merchandise can also
be found at www.shopversona.com.
It’s Fashion offers fashion with a focus on the latest trendy styles for the entire family at low prices every day.
Statements in this press release that express a belief, expectation or intention, as well as those that are not a historical fact,
including, without limitation, statements regarding the Company’s expected or estimated operational financial
results, activities or opportunities, and potential impacts and effects of events, risks or contingencies are considered
“forward-looking” within the meaning of The Private Securities Litigation Reform Act of
1995.
Such forward-looking
statements are based on current expectations that are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements.
Such
factors include, but are not limited to, any actual or perceived deterioration in the conditions that drive consumer confidence and spending, including, but not limited to, prevailing social, economic, political and public health conditions
and uncertainties, levels of unemployment, fuel, energy and food costs, inflation, wage rates, tax rates, interest rates,
home values, consumer net worth and the availability of credit; changes in laws or regulations affecting our business, including but not limited to tariffs and taxes; uncertainties regarding the impact of any governmental action regarding, or responses to, the foregoing conditions; competitive factors and pricing pressures; our ability to predict and respond to rapidly changing fashion trends and consumer demands; our ability to open new stores in attractive locations and the ability of any such new stores to grow and perform as expected; underperformance or other factors that may lead to a continuation or acceleration of store closures and negative affect on the Company’s profitability; adverse weather,
public
health threats, acts of war or aggression or similar conditions that may affect our sales or operations; inventory risks due
to shifts in market demand, including the ability to liquidate excess inventory at anticipated margins; and other factors
discussed under “Risk Factors” in Part I, Item 1A
of the Company’s
most recently filed annual report on Form 10-K and
in other reports the Company files with or furnishes to the SEC from time to time.
The Company does not undertake to
publicly update or revise the forward-looking statements even if experience or future changes make it clear that the projected results expressed or implied therein
will not be realized. The Company is not responsible for any changes made to this press release by wire or Internet services.
* * *

THE CATO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS
OF INCOME (UNAUDITED)
FOR THE PERIODS ENDED August 1, 2026 AND August 2, 2025
(Dollars in thousands, except per share data)
Quarter Ended Six Months Ended
Aug 1,
% Aug 2, %
Aug 1,
% Aug 2, %
2026 Sales 2025 Sales 2026 Sales 2025 Sales
REVENUES
Retail sales
$ 163,902 100.0% $ 174,653 100.0% $ 333,312 100.0% $ 343,072 100.0%
Other revenue (principally finance,
late fees and layaway charges)
1,599 1.0% 1,856 1.1% 3,293 1.0% 3,679 1.1%
Total revenues
165,501 101.0% 176,509 101.1% 336,605 101.0% 346,751 101.1%
GROSS MARGIN (Memo) 53,722 32.8% 63,186 36.2% 116,792 35.0% 122,288 35.6%
COSTS AND EXPENSES, NET
Cost of goods sold
110,180 67.2% 111,467 63.8% 216,520 65.0% 220,784 64.4%
Selling, general and administrative
54,047 33.0% 57,371 32.8% 107,977 32.4% 112,696 32.8%
Depreciation
2,246 1.4% 2,525 1.4% 4,482 1.3% 5,089 1.5%
Interest and other income
(2,268) -1.4% (1,393) -0.8% (3,501) -1.1% (2,594) -0.8%
Costs and expenses, net
164,205 100.2% 169,970 97.3% 325,478 97.6% 335,975 97.9%
Income Before Income Taxes 1,296 0.8% 6,539 3.7% 11,127 3.3% 10,776 3.1%
Income Tax Expense
147 0.1% (293) -0.2% 669 0.2% 635 0.2%
Net Income $ 1,149 0.7% $ 6,832 3.9% $ 10,458 3.1% $ 10,141 3.0%
Basic Earnings Per Share $ 0.06 $ 0.35 $ 0.53 $ 0.51
Diluted Earnings Per Share $ 0.06 $ 0.35 $ 0.53 $ 0.51

THE CATO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Aug1,
January 31,
2026
2026
(Unaudited)
(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents
$ 35,115
$ 16,788
Short-term investments
58,650 56,859
Restricted cash
2,675
2,675
Accounts receivable - net
20,459 25,462
Merchandise inventories
82,487
83,696
Other current assets
9,077 7,787
Total Current Assets 208,463 193,267
Property and Equipment - net 51,730 53,748
Other Assets 20,942 20,471
Right-of-Use Assets, net 142,303 153,933
TOTAL
$ 423,438 $ 421,419
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities $ 105,640 $ 102,385
Current Lease Liability 47,835 53,507
Noncurrent Liabilities 11,264 11,272
Lease Liability 90,794 96,941
Stockholders' Equity 167,905 157,314
TOTAL
$ 423,438 $ 421,419